UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.        )

Filed by the Registrant        ☑

Filed by a Party other than the Registrant       ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Legacy Reserves LP
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following letter is being sent to certain unitholders via mail and email. The following letter is also being made available on the Registrant’s website at http://www.legacylp.com/pleasevote/ in connection with the Registrant’s 2015 Annual Meeting of Unitholders.

303 W. Wall, Suite 1800
Midland, Texas 79701

Dear Limited Partner:

On the morning of May 13, 2015, our 2015 annual meeting of unitholders (the “Annual Meeting”) was convened and subsequently adjourned with respect to all proposals submitted for vote at the meeting to allow additional time for votes to be received on those proposals. Our Annual Meeting will reconvene June 12, 2015, at 10:30 a.m., local time, at our headquarters, 303 W. Wall, Suite 1800, Midland, Texas 79701.

We are continuing to solicit proxies with respect to all three proposals described in more detail in the Notice of Annual Meeting of Unitholders and the definitive proxy statement you should have previously received (i.e., the election of eight directors, the approval of amendment to our Long-Term Incentive Plan, and the ratification of BDO USA LLP as our independent registered public accounting firm).

We would like to thank those who have already voted. If you have not yet voted, we urge you to do so through the internet, telephone or by mail using the instructions provided in your proxy statement or on the enclosed proxy card. If your units are held through a broker, we encourage you to contact your broker to ensure that your vote has been submitted and that such vote addresses all three proposals. If you have questions about the voting process, please do not hesitate to contact us at 432-689-5200.

The Notice of the 2015 Annual Meeting of Unitholders and proxy statement are available at http://ir.legacylp.com/proxy.cfm and our Annual Report on Form 10-K for the year ended December 31, 2014 is available at http://ir.legacylp.com/annuals.cfm.

Sincerely,

Cary D. Brown
Chairman of the Board
Legacy Reserves GP, LLC, general partner of
Legacy Reserves LP